UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF
THE SECURITIES EXCHANGE ACT OF 1934

Spinnaker ETF Trust
(Exact name of registrant as specified in its charter)

Delaware
(State of incorporation or organization)
See List Below
(I.R.S. Employer Identification Number)
116 South Franklin Street
Rocky Mount, NC 27802
(Address of registrant's principal executive offices)

Title of each class of securities to be registered	Name of each exchange on which each class is to be registered
Fieldstone Merlin Dynamic Large Cap Growth ETF	NYSE Arca
Fieldstone UVA Unconstrained Medium-Term Fixed Income ETF	NYSE Arca
Fieldstone UVA Dividend Value ETF	NYSE Arca

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐
Securities Act Registration file number to which this form relates: 333-215942

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable.

Item 1. Description of Registrant's Securities to be Registered.
A description of the shares of beneficial interest of the Fieldstone Merlin Dynamic Large Cap Growth ETF, the Fieldstone UVA Unconstrained Medium-Term Fixed Income ETF, and the Fieldstone UVA Dividend Value ETF (each a "Fund," and together, the "Funds"), all at no par value, each a series of the Spinnaker ETF Trust (the "Trust"), to be registered hereunder is set forth for the Funds in Pre-Effective Amendment No. 4 under the Securities Act of 1933, as amended, and Amendment No. 4 under the Investment Company Act of 1940, as amended, to the Trust's Registration Statement on Form N-1A (Commission File Nos. 333-215942; 811-22398), which description is incorporated herein by reference, as filed with the Securities and Exchange Commission on August 17, 2017.
The Trust currently consists of  three (3) separate series. The Funds' I.R.S. Employer Identification Numbers are as follows:

Title of Class of Securities to be Registered	IRS Employer ID Number
Fieldstone Merlin Dynamic Large Cap Growth ETF	82-1336494
Fieldstone UVA Unconstrained Medium-Term Fixed Income ETF	82-1345748
Fieldstone UVA Dividend Value ETF	82-1346120
Item 2. Exhibits.

1.
The Trust's Declaration of Trust is included as Exhibit (a) to Pre-Effective Amendment No. 3 to the Trust's Registration Statement on Form N-1A (File Nos. 333-215942; 811-22398), as filed with the Securities and Exchange Commission on August 16, 2017 (Accession Number: 0001484018-17-000069).

2.
The Trust's By-Laws are included as Exhibit (a) to Pre-Effective Amendment No. 3 to the Trust's Registration Statement on Form N-1A (File Nos. 333-215942; 811-22398), as filed with the Securities and Exchange Commission on August 16, 2017 (Accession Number: 0001484018-17-000069).

SIGNATURES
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Spinnaker ETF Trust

August 18, 2017

/s/ Matthew J. Beck
Matthew J. Beck Secretary